Exhibit 5.2

August 4, 2026

Quanome Technologies, Inc.

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

Ladies and Gentlemen:

We have acted as counsel to Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited), a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, as amended, filed on the date hereof (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $120,000,000 aggregate offering amount of (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (“Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable supplemental indenture, board resolutions and/or officer’s certificate establishing the terms of the relevant series, the “Applicable Indenture”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, or any combination thereof, (v) rights to purchase the Company’s securities, and (vi) units comprised of Common Stock, Preferred Stock, Debt Securities, warrants and/or rights in any combination.

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issuance of the Debt Securities. We are opining herein as to the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of Nevada are addressed in the opinion of Flangas Law Group, which has been separately provided to you. We express no opinion with respect to those matters herein and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

With your consent, we have assumed that (a) each of the Debt Securities and the Applicable Indenture governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each such party in accordance with their respective terms, and (d) the validity and binding effect of each of the Documents will not be affected by any breach of, or default under, any agreement or instrument, any violation of any statute, rule, regulation or court or governmental order, or any failure to obtain any required consent, approval or authorization or to make any required registration, declaration or filing.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (i) the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company; (ii) when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company; (iii) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and any applicable supplemental indenture or officers’ certificate and issued, sold and paid for as contemplated in the Registration Statement, Prospectus and any prospectus supplement relating thereto and in accordance with any applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to: (a) any provision for liquidated damages, default interest, monetary penalties, late charges, make-whole premiums or other economic remedies to the extent deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) waivers of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection or priority of any lien or security interest; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights, if any; (l) proxies, powers and trusts; (m) any provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sunsea Law Group P.C.
Sunsea Law Group P.C.